UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2019

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2019, Valley National Bank (the “Bank”), a wholly-owned subsidiary of Valley National Bancorp (the “Company”), entered into an agreement for the purchase and sale of real property (the “Sale Agreement”) with Oak Street Real Estate Capital Fund IV REIT, LLC, an affiliate of Oak Street Real Estate Capital (“Oak Street”), providing for the sale to Oak Street of 29 properties owned and operated by the Bank, 28 of which are operated as branches (the “Branches”) and one of which is operated as a corporate office (collectively, the “Properties”) for an aggregate cash purchase price of approximately $107 million. Each of the Properties is located in New Jersey.

Under the Sale Agreement, the Bank has agreed, concurrently with the closing of the sale of the Properties, to enter into triple net lease agreements (the “Lease Agreements”) with Oak Street pursuant to which the Bank will lease each of the Properties. Subject to the right of the Bank to terminate certain of the Lease Agreements at the end of the twelfth year, each of the Lease Agreements will have initial terms of fifteen years. Each Lease Agreement will provide the Bank with five consecutive renewal options of five years each. The Lease Agreements also will include a 2% annual rent escalation during the initial term and the renewal terms.

The Company expects the transaction to close in the first or second quarter of 2019 and is subject to Oak Street performing satisfactory due diligence on the Properties.

The sale-leaseback transaction is expected to result in a pre-tax gain of approximately $81 million (after transaction related expenses). Aggregate first year rent expense under the Lease Agreements will be approximately $7.5 million pretax and will be partially offset by the elimination of the amortization expense on the buildings and the investment of the proceeds.

The foregoing description of the Sale Agreement and the Lease Agreements is a summary and is qualified in its entirety by the agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company issued a press release concurrently with the signing of the Sale Agreement which is filed as Exhibit 99.1 hereto. The press release shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

10.1	Agreement and Sale of Purchase, dated February 13, 2019, between Valley National Bank and Oak Street Real Estate Capital Fund IV REIT, LLC
10.2	Form of Lease Agreement between Valley National Bank and Oak Street Real Estate Capital Fund IV REIT, LLC
99.1	Press Release issued February 13, 2019

The Press Release disclosed in this Item 9.01 as Exhibit 99.1 shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2019		VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and General Counsel